   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       HAWAII                                              99-0208097
            (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

           900 RICHARDS STREET, HONOLULU, HAWAII 96813 (808) 543-5662 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               ROBERT F. MOUGEOT
           900 RICHARDS STREET, HONOLULU, HAWAII 96813 (808) 543-7750
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                              DAVID J. REBER, ESQ.
                        GOODSILL ANDERSON QUINN & STIFEL
                                 P.O. BOX 3196
                             HONOLULU, HAWAII 96801
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED              PROPOSED
                                                       AMOUNT                  MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF                                 TO BE               OFFERING PRICE          AGGREGATE
SECURITIES TO BE REGISTERED                          REGISTERED               PER UNIT           OFFERING PRICE
-------------------------------------------------------------------------------------------------------------------
Common Stock (without par value)..........     2,000,000 Shares(1)(2)         $35.76(3)          $71,520,000(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock Rights.......................              (4)                      (4)                  (4)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                                                AMOUNT OF
TITLE OF EACH CLASS OF                        REGISTRATION
SECURITIES TO BE REGISTERED                        FEE
-------------------------------------------------------------------
Common Stock (without par value)..........     $17,880(2)
-------------------------------------------------------------------
Common Stock Rights.......................         (4)
-------------------------------------------------------------------
-------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to 380,503 shares of Common Stock of the Registrant registered pursuant to Registration Statement No. 333-44737. A registration fee of $4,382 relating to said 380,503 shares was paid at the time of the filing of Registration No. 333-44737. The registration fee paid herewith relates only to the 2,000,000 additional shares of Common Stock registered pursuant hereto.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system for the New York Stock Exchange for February 23, 2001.

(4) Common Stock Rights are initially earned and traded with the Common Stock of the Registrant. Value attributable to such rights, any, is reflected in the market price of the Common Stock.

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting part of this Registration Statement also relates to 380,503 shares of Common Stock of the Registrant registered pursuant to the Securities Act of 1933 in Registration Statement No. 333-44737.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2001
PROSPECTUS

        (LOGO)
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                           -------------------------

                        2,380,503 SHARES OF COMMON STOCK

                              (WITHOUT PAR VALUE)
                           -------------------------

    Hawaiian Electric Industries, Inc. (the "Company") is offering a convenient method of purchasing additional shares of the Company's Common Stock pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") with dividends paid on the Company's common stock ("Common Stock"), with dividends paid on the preferred stock ("Preferred Stock") of its electric utility subsidiaries, and with optional cash investments. Any person or entity, whether or not a holder of Common Stock or Preferred Stock, is eligible to join the Plan, subject to applicable laws and regulations and the requirements of the Plan. The Company's electric utility subsidiaries are Hawaiian Electric Company, Inc. and its subsidiaries Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.

PARTICIPANTS IN THE PLAN MAY:

    - Reinvest all or a portion of cash dividends on Common Stock or Preferred Stock registered in their names or in their Plan accounts.

    - Purchase Common Stock with an initial cash investment of at least $250.

    - Make additional optional purchases of Common Stock of at least $25 up to a maximum of $120,000 per calendar year, including any initial purchase.

    - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.

    - Deposit certificates representing Common Stock into the Plan for safekeeping.

    - Sell shares of Common Stock credited to their Plan accounts through the Plan.

    Shares of Common Stock will, at the option of the Company, be newly issued shares purchased from the Company or shares purchased on the open market. Purchases on the open market will be effected through an independent agent appointed by the Company. The Common Stock is listed on the New York Stock Exchange. The closing price of the Common Stock on February 23, 2001 on the New York Stock Exchange was $35.67.

    The purchase price of newly issued shares of Common Stock purchased under the Plan will be the average of the high and low sales prices for Common Stock on the composite tape for stocks listed on the New York Stock Exchange on the business day prior to the purchase. The purchase price of Common Stock purchased on the open market will be the weighted average price per share (adjusted for brokerage fees and commissions, any service charges and applicable taxes) of the aggregate number of shares purchased during the applicable investment period. Plan participants bear the cost of brokerage fees and commissions, any related service charges and applicable taxes relating to shares of Common Stock purchased or sold on the open market, and the Company currently charges participants who reinvest Common Stock or Preferred Stock dividends a fee of $0.50 per quarter (subject to change with prior notice) to defray in part the administrative costs of the Plan incurred by the Company. The Company reserves the right to charge fees to participants to recover up to the actual costs of the Plan. (See Question 10.)

    To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock may be offered only through a registered broker/dealer in such jurisdictions.

    This Prospectus relates to 380,503 shares of Common Stock registered under the Plan and unissued as of February 23, 2001, and to an additional 2,000,000 shares of the Company's authorized but unissued Common Stock, and describes the Plan as amended to date. Please retain it for future reference.
                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------

                The date of this Prospectus is            , 2001

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, collectively referred to as the "Registration Statement") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which may be inspected without charge at the principal office of the Commission in Washington, D.C. and copies of all or parts of which may be obtained from the Commission upon payment of the prescribed fees.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information may be inspected at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company's SEC filings are also available to the public from the Commission's web site at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the Company's Common Stock is listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-8503) under the Exchange Act are incorporated herein by reference: (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999; (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (3) The Company's Current Reports on Form 8-K dated January 24, 2000, February 24, 2000, July 13, 2000, July 24, 2000 (as amended by the Company's Form 8-K/A dated July 24, 2000), September 1, 2000, October 25, 2000, January 18, 2001, January 23, 2001 and February 23, 2001; (4)
The description of the Common Stock of the Company contained in the Registration Statement for such Common Stock filed under Section 12 of the Exchange Act, and in past and future amendments thereto and in those portions of periodic reports filed under the Exchange Act for the purpose of updating such description, as such description was most recently updated in the Company's Current Report on Form 8-K dated March 30, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; (5) The description of the rights to purchase shares of the Company's Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 5, 1997; and (6) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all securities then remaining unsold.

     The documents incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Shareholder Services Division, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 532-5841.

                                  THE COMPANY

     Hawaiian Electric Industries, Inc. ("HEI" or the "Company") is a holding company with subsidiaries engaged in the electric utility, savings bank, and other businesses, operating primarily in the State of Hawaii, and in independent power and integrated energy services projects in Asia and the Pacific. HEI was incorporated under the laws of the State of Hawaii in July 1981. As a result of a 1983 corporate reorganization, HEI became the parent of Hawaiian Electric Company, Inc. ("HECO"), which had been incorporated under the laws of the Kingdom of Hawaii in 1891, and the common stockholders of HECO became the stockholders of HEI. HEI's executive offices are located at 900 Richards Street, Honolulu, Hawaii 96813, and its telephone number is (808) 543-5662.

     HECO and its subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaii Electric Light Company, Inc. ("HELCO"), are regulated operating electric public utilities providing the only electric public utility service on the islands of Oahu, Maui, Hawaii, Lanai and Molokai, on which islands reside approximately 95 percent of the population of the State. The Company's other activities are carried out by its other direct and indirect subsidiaries. American Savings Bank, F.S.B. ("ASB"), acquired in 1988, was the third largest financial institution based on total assets of $6.0 billion and deposits of $3.6 billion, at December 31, 2000. HEI Power Corp. ("HEIPC") was formed in 1995 to pursue, directly or through its subsidiaries or affiliates, independent power and integrated energy services projects in Asia and the Pacific. Management is presently evaluating the overall international strategy and HEIPC's strategic alternatives. The Company does not plan to invest in new international power or energy projects during this period of evaluation.

     HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of the Company's subsidiaries to pay dividends or make other distributions to the Company is subject to contractual and regulatory restrictions, including the provisions of an agreement with the Hawaii Public Utilities Commission and the capital distribution regulations of the Office of Thrift Supervision, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees.

                            DESCRIPTION OF THE PLAN

     The following is a summary in question and answer form of the principal provisions of the Plan. This summary does not purport to be complete nor to modify the Plan, and is qualified in its entirety by reference to the provisions of the Plan. In case of any conflict, the provisions of the Plan will govern.

PURPOSE OF THE PLAN

1. What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of Common Stock and/or Preferred Stock, and any other individual of legal age and any entity ("Nonholder"), with a convenient method of buying Common Stock using their cash dividends and/or making optional cash investments.

CERTAIN FEATURES OF THE PLAN

2. What are some of the important features of the Plan?

     - A participant may elect to have cash dividends on all or a portion of the participant's shares of Common Stock or Preferred Stock automatically reinvested. (See Question 9.)

     - A participant may purchase Common Stock each month with optional cash investments of not less than $25 per investment and not more than an aggregate of $120,000 per calendar year. (See Questions 18 and 19.)

     - Any individual of legal age or entity may join the Plan by making a minimum initial cash investment of $250 (maximum of $120,000). (See Questions 6 and 7.)

     - A participant may have the Administrator sell all or any of his or her Plan shares, subject to certain charges. (See Questions 10 and 32 - 36.)

     - Full investment of funds is possible under the Plan (subject to minimum and maximum purchase requirements) because both full and fractional shares will be credited to the participant's Plan account. (See Question 14.)

     - A participant may deposit any or all the participant's shares of Common Stock with the Administrator for safekeeping and will receive credit to the participant's Plan account for such shares. (See Question 23.)

     - No interest is paid on reinvested dividends or optional cash investments received by the Plan. (See Question 15.)

     - Certain participants will receive periodic statements of account. (See Questions 20 and 21.)

ADMINISTRATION OF THE PLAN

3. Who administers the Plan?

     The administrator of the Plan (the "Administrator") keeps records, sends periodic statements to participants and performs other clerical and administrative duties relating to the Plan. The Shareholder Services Division of the Company presently serves as the Administrator. The Company believes that the Shareholder Services Division's position as Administrator, as compared to that of a registered broker-dealer or federally insured banking institution, poses no additional material risks to participants. The Company believes this because the Shareholder Services Division's duties are limited to clerical and administrative tasks such as keeping records and sending periodic statements, because the Company has an errors and omissions policy which covers the Shareholder Services Division, and because the Company has established an escrow with a bank to hold optional cash investments pending investment pursuant to the Plan, thereby reducing the risk to participants. (See Question 18.)

4. Whom should I contact with questions concerning the Plan and its administration?

     For all communications about the Plan, please contact:

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
            ATTENTION: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                  P.O. BOX 730
                            HONOLULU, HI 96808-0730
                           TELEPHONE: (808) 532-5841
                           FACSIMILE: (808) 532-5868

5. Who holds the shares credited to participants' Plan accounts?

     Shares of Common Stock purchased under the Plan are registered in the name of an independent trustee (the "Trustee"). Pacific Century Trust, a division of Bank of Hawaii, currently serves as Trustee under the Plan. Should it become necessary or desirable to replace Pacific Century Trust as Trustee, the Company may appoint a successor Trustee.

PARTICIPATION IN THE PLAN

6. Who is eligible to participate?

     Any person or entity, whether or not a holder of Common Stock or Preferred Stock, is eligible to join the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described under Question 7, and
(ii) participation would not violate securities or other laws of the state, territory or country where the participant resides that are applicable to the Company, the Plan or the participant. A beneficial owner of Common Stock and/or Preferred Stock whose shares are registered in the name of another (e.g., a broker or bank nominee), if the owner would like such shares to participate in the Plan, must first either have the shares transferred into such beneficial owner's name or, in the case of Common Stock only, to the Trustee for safekeeping. The Company reserves the right to restrict participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law. A participant must maintain at least one whole share in the Plan to maintain a Plan account.

7. How do I enroll?

     Current participants will automatically be participants in the Plan as amended to date, and need do nothing to continue their participation.

     After receiving a copy of this Prospectus, eligible applicants may join the Plan by completing and signing a "Shareholder Authorization Form" (for holders of Common Stock or Preferred Stock) or a "Nonholder Enrollment Form" (for nonholders). Holders of Common Stock or Preferred Stock may elect in the Form to have dividends reinvested in whole or in part, to make an initial cash investment or to make optional cash investments only. If a participant signs a Shareholder Authorization Form, dividends on all shares of Common Stock and Preferred Stock registered in the participant's name will be reinvested under the Plan, unless the participant elects to receive dividends in whole or in part on the Form. If such a holder does not select an option, all dividends on Common Stock and Preferred Stock in such holder's name, and on Common Stock held under the Plan for the holder, will be reinvested in shares of Common Stock pursuant to the Plan. The execution of a Nonholder Enrollment Form will result in the reinvestment of all dividends held under the Plan for the participant, unless the participant submits a Shareholder Authorization Form and selects a different investment option in that Form. Nonholders must make an initial cash investment of not less than $250 and not more than $120,000.

     Participants may change any of the designations in a Form by signing a new form and submitting it to the Administrator. Any election to reinvest dividends or to change any option with respect thereto will be effective on the next record date after the Administrator receives the new form.

8. Where can I get Shareholder Authorization Forms and Nonholder Enrollment
Forms?

     The Forms may be obtained from the Administrator at the address or by calling the telephone number noted under Question 4.

9. What investment options are available to participants?

     Each participant must elect one of the following investment options:

          FULL DIVIDEND REINVESTMENT -- Participant automatically reinvests cash dividends on all shares of Common Stock and Preferred Stock.

          PARTIAL DIVIDEND REINVESTMENT -- Participant specifies the number of shares of Common Stock, and the number and class and series of shares of Preferred Stock, as to which the participant wishes to receive cash dividends, and automatically reinvests the remainder of the cash dividends.

          OPTIONAL CASH INVESTMENTS ONLY/NO DIVIDEND REINVESTMENT -- Participant receives cash dividends on all shares of Common Stock and Preferred Stock.

     Under any of the investment options, a participant may make optional cash investments of a minimum of $25 (or a minimum of $250 for the initial investment by a nonholder) and a maximum of $120,000 per calendar year (including the initial investment) towards the purchase of additional shares of Common Stock. (See Questions 18 and 19.)

     If participants do not indicate an investment option on the enrollment form, their account will automatically be enrolled in the "Full Dividend Reinvestment" option.

FEES AND CHARGES

10. Are there any fees or charges to a participant in connection with purchases or sales under the Plan?

     Participants in the Plan will bear the cost of brokerage fees and commissions, any service charges and applicable taxes related to shares purchased or sold on the open market. Under the Plan, the Company may charge participants fees to recover up to the actual administrative costs of the Plan. To defray in part the costs the Company incurs in administering the Plan, the Company currently charges each participant who reinvests Common Stock or Preferred Stock dividends an administrative fee of $0.50 per quarter. This fee does not apply to participants who do not reinvest dividends. The Company reserves the right at any time to change this fee or to charge participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, setup and handling fees. Notices of such future changes or additional fees will be sent to participants at least 30 days prior to their effective date. (See Question 35.)

     A $20 service fee will be assessed for each returned item that is returned for insufficient funds. The Administrator may place a hold on the account until the "insufficient funds" fee is received, sell shares from the account to collect the "insufficient funds" fee, or withhold the amount of the "insufficient funds" fee from future optional cash investments.

PURCHASES UNDER THE PLAN

11. What is the source of shares purchased under the Plan?

     Common Stock will be obtained through purchases of newly-issued shares from the Company or through open market purchases of shares. The Company will not change the method of acquiring shares of Common Stock more than once in any three-month period.

12. How will open market purchases of Common Stock be made under the Plan?

     Open market purchases of Common Stock will be made through an independent agent (the "Broker") selected by the Company. The Company will not control or influence the prices or timing of open market purchases made by the Broker, the amount of shares to be purchased (other than specifying the aggregate dollar amount to be invested), the manner of purchase of shares or the selection of a broker or dealer through which purchases will be made.

13. What will be the price of shares of Common Stock purchased under the Plan?

     The price of newly-issued shares purchased directly from the Company will be the average of the high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange on the business day prior to the Investment Date (as defined under Question 15) or the next preceding day on which the Company's Common Stock is traded if there is no trade reported on that business day. The price of Common Stock purchased on the open market will be the weighted average price per share (adjusted for brokerage fees and commissions, any service charges and applicable taxes) of the aggregate number of shares purchased during the applicable Investment Period.

14. How many shares of Common Stock will be purchased by the Plan?

     The number of shares to be purchased by the Plan for each participant will equal the amount of the participant's reinvested dividends and optional cash investments, less administrative fees and amounts required to be withheld for tax purposes, divided by the purchase price of the shares (adjusted for brokerage fees and commissions, any service charges and applicable taxes). Both whole shares and fractional shares (computed to four decimal places) will be credited by the Plan to the accounts of its participants.

15. When will purchases be made under the Plan?

     Newly-issued shares will be purchased from the Company on the applicable Investment Date and shares acquired on the open market will be purchased during an investment period commencing on the applicable Investment Date and ending thirty (30) days thereafter (each, an "Investment Period"). Dividends not invested in shares of Common Stock within 30 days of the dividend payment date, optional cash investments not invested in shares of Common Stock within 35 days of receipt, and any funds not invested within an Investment Period, will be promptly returned, without interest, to the participant. Funds to be invested during any Investment Period will be invested to the extent possible before funds from any subsequent Investment Period are invested, and funds related to different Investment Periods will not be pooled for purposes of computing per share prices.

     Investment Dates for optional cash investments shall occur twice a month on the 15th and 30th days of each month (except that the second Investment Date for February will be the last day of the month). Investment Dates for Common Stock dividends and Preferred Stock dividends shall be on the dividend payment date or within three (3) business days prior to the dividend payment date (with settlement in such case occurring on or after the dividend payment date). The dividend payment date for Common Stock dividends is normally expected to be the 10th day of March, June, September and December each year, and for Preferred Stock is normally expected to be the 15th day of January, April, July and October each year, but the actual dates could vary. If an Investment Date is not a business day based on the foregoing, the Investment Date will be the next succeeding business day.

     If the Broker is unable to invest all cash dividends or optional cash investments in shares of Common Stock on the open market, the shares purchased by the Broker shall be allocated to participants on a pro rata basis based, first, on reinvested dividends and, if any shares are remaining, then based on optional cash investments, and any remaining funds will be returned to participants.

     Participants may not select the precise time for purchases and a number of days may elapse before dividends and optional cash investments are invested in shares of Common Stock. Interest will not be paid on cash dividends or optional cash investments prior to or after their investment in Common Stock or if for any reason such dividends and investments are not so invested. Any interest earned on dividends or optional cash investments will be the property of the Company.

DIVIDEND REINVESTMENT

16. How does the dividend reinvestment feature of the Plan work?

     Cash dividends to be reinvested will remain with the Company if reinvested on the dividend payment date in shares newly issued by the Company. To the extent shares will not be so purchased on the dividend payment date or are to be purchased by the Plan on the open market, cash dividends will be delivered to an escrow account or to the Broker pending investment concurrently with payment of cash dividends to nonparticipating shareholders. Such dividends will be credited to each participant's account under the Plan and will be automatically reinvested to purchase additional Common Stock on behalf of the participants during the applicable Investment Period in the manner described under Question
15. The amount of any United States income tax withholding and any administrative fees will be deducted from the amount of dividends on Common Stock and/or Preferred Stock to determine the amount of dividends to reinvest.

17. Will participants be credited with dividends on fractional shares?

     Yes. Plan accounts will be credited with dividends on whole shares and fractional shares of Common Stock held in participants' accounts on the applicable record dates.

OPTIONAL CASH INVESTMENTS

18. How are optional cash investments made?

     Optional cash investments by a participant cannot be less than $25 per investment nor more than a total of $120,000 per calendar year (including for purposes of this limitation the initial investment made by a nonholder upon enrollment in the Plan). In the case of nonholders, the initial cash investment with the Nonholder Enrollment Form must be at least $250.

     Optional cash investments may be made by sending either a check or money order in U.S. Dollars payable to HEI/DRIP, addressed to Hawaiian Electric Industries, Inc., Attn: Dividend Reinvestment and Stock Purchase Plan, P.O. Box 730, Honolulu, HI 96808-0730. CHECKS PAYABLE TO A PARTY OTHER THAN HEI/DRIP WILL NOT BE ACCEPTED BY THE PLAN EVEN IF ENDORSED FOR PAYMENT TO THE PLAN. OPTIONAL CASH INVESTMENTS MUST NOT BE INCLUDED IN REMITTANCES FOR PAYMENT OF UTILITY SERVICE BILLINGS.

     If a participant wishes to make one cash investment of the same amount each month, the participant may use the Plan's automatic debit option. This allows a participant to make one cash investment of the same amount each month by automatic deduction of that amount from the participant's designated bank account. Employees of the Company and certain of its subsidiaries may also make cash investments through payroll deductions or by other means, subject to approval by the Treasurer of the Company or the Administrator.

     The forms to accompany optional cash investments, and to authorize such automatic deduction of optional cash investments, may be obtained from the Administrator at the address noted under Question 4.

     Optional cash investments will be promptly forwarded to a segregated escrow account at a bank designated by the Company ("Escrow Agent") to be held for the benefit of the participants pending investment in shares of Common Stock. Any interest earned on such funds prior to their investment is the property of the Company. The current Escrow Agent is First Hawaiian Bank. Should it become necessary or desirable to replace First Hawaiian Bank as Escrow Agent, the Company may appoint a successor Escrow Agent.

     The Administrator must receive requests for refunds of optional cash investments in writing at least five (5) days before the applicable Investment Date. Refunds will be processed as soon as practicable. A participant may not request a refund for an investment through the automatic debit option.

19. When must optional cash investments be received?

     Optional cash investments must be received by the Administrator at least 5 days before the applicable Investment Date in order to be invested on or commencing on that Investment Date. (See Question 15.)

ACCOUNT RECORDS AND REPORTS TO PARTICIPANTS

20. What records are maintained of a participant's ownership of Common Stock under the Plan?

     The Administrator will maintain an individual account for each participant recording the participant's ownership interests in the Plan.

21. What kind of reports will be sent to participants in the Plan?

     Participants who have reinvested dividends during a quarterly period will receive quarterly statements of account. A Participant who has not reinvested any dividends during a quarter will not receive such a statement of account for that quarter but will be notified with each dividend check as to the number of shares held for such participant under the Plan. Monthly statements will also be sent to participants who have made optional cash investments or have had other activity (other than reinvestment of dividends) in the account during the month. In addition, participants will receive copies of the same communications sent to other holders of Common Stock, including the Company's summary report to shareholders, annual report, notices of meetings of shareholders, proxy statements and information for income tax reporting purposes.

REGISTRATION OF SHARES

22. Will certificates be issued to participants for shares of Common Stock purchased under the Plan?

     Unless a participant withdraws shares from the Plan or terminates participation in the Plan (See Questions 24 - 31), certificates for shares of Common Stock purchased under the Plan will not be issued to participants. Instead, shares of Common Stock will be registered in the name of the Trustee as agent for participants in the Plan.

SAFEKEEPING OF SHARES

23. Does the Plan offer a safekeeping service for shares?

     Yes. A holder of record of Common Stock who submits a Shareholder Authorization Form may elect to transfer such holder's shares without charge to the Trustee for credit to the holder's Plan account and for safekeeping under the Plan. The Trustee also holds for safekeeping the shares purchased through the Plan unless the shares are withdrawn by or distributed to the participant upon termination. (See Question 22.) These safekeeping arrangements protect against loss, theft and destruction of stock certificates. Shares of Preferred Stock may not be transferred to the Trustee for safekeeping.

TERMINATION OF PARTICIPATION IN THE PLAN

24. When and how may a participant terminate participation in the Plan?

     A participant may terminate participation in the Plan as to all (but not less than all) Common Stock and Preferred Stock by written notification to the Administrator. Any notice of termination received on or after an ex-dividend record date will be processed as soon as practicable after the dividends payable on the record date have been paid and reinvested in accordance with the Plan. The "ex-dividend record date" for purposes of the Plan is three (3) business days before the dividend record date. A participant must wait at least two (2) weeks after the purchase of shares before terminating participation in the Plan.

     A participant must also maintain at least one whole share in the Plan to keep an active account. If a participant does not do so, the participant's participation in the Plan may be terminated, in which case the participant will receive a cash payment for the fractional shares based on the average of the high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange.

25. What occurs following receipt by the Administrator of a participant's written notice of termination of participation in the Plan?

     Within 10 business days after receipt of the notice (or the reinvestment of dividends if the notice is received between the ex-dividend record and payment dates), certificates for shares of Common Stock will be issued to the participant and a cash payment will be made for any fractional share. If a participant's account has less than 5 shares, the Company may elect to issue a cash payment for all the shares. The sale price for purposes of such cash payments will be the average of the high and low sales prices for Common Stock on the composite tape for stocks listed on the New York Stock Exchange on the last business day prior to the date of payment on which Common Stock is traded. In no case will fractional shares be issued.

26. Will a participant be allowed to re-enroll in the Plan after terminating participation?

     Termination of participation in the Plan will not preclude re-enrollment, except that the Company reserves the right to reject re-enrollment where in its sole discretion it deems there have been excessive terminations and re-enrollments. If you are no longer a stockholder of record you can enroll by completing a Nonholder Enrollment Form along with a $250 minimum investment.

WITHDRAWAL OF SHARES FROM THE PLAN

27. How does a participant withdraw shares from the Plan?

     To withdraw shares of Common Stock from the Plan, a participant must so notify the Administrator in writing and specify the whole number of shares to be withdrawn.

28. When may a participant withdraw shares from the Plan?

     A participant may withdraw whole shares of Common Stock from the Plan by written notification to the Administrator. However, any notice of withdrawal received by the Administrator between the ex-dividend record and payment dates will not be effective until after the dividends have been paid and reinvested in accordance with the Plan. A participant must wait at least two (2) weeks after the purchase of shares before withdrawing shares from the Plan.

29. How soon after notice of withdrawal of shares is given will the participant receive certificates for shares?

     Certificates for shares will be issued within 10 business days after receipt of the notice (or after the reinvestment of dividends if the notice is received between the ex-dividend record and payment dates). IN NO CASE WILL CERTIFICATES FOR FRACTIONAL SHARES BE ISSUED.

30. May a participant who withdraws shares from the Plan continue to participate in the Plan?

     Yes. Shares of Common Stock withdrawn from the Plan and registered in the participant's name will continue to participate in the Plan if the participant has so instructed the Administrator pursuant to a Shareholder Authorization Form and has not terminated participation in the manner described under Question 24.

31. May a participant who requests the withdrawal of shares under the Plan have the withdrawn shares issued in the name of another person?

     Yes. A participant may do so by submitting a properly completed and executed stock power, with a medallion signature guarantee, and by complying with such other procedures as the Company or Administrator shall establish. The forms necessary to effect any such transfer may be obtained from the Administrator at the address noted under Question 4.

SALE AND OTHER TRANSFER OF SHARES

32. May a participant sell, pledge, encumber, or otherwise transfer shares of Common Stock credited to such participant's account under the Plan?

     No. A participant wishing to pledge, encumber or otherwise dispose of such shares must first have those shares registered in the participant's or another person's name by withdrawing the shares from the Plan. (See Question 31.)

33. May a participant receive cash in lieu of shares of Common Stock upon termination of participation in the Plan or withdrawal of shares from the Plan?

     Yes. The participant must submit a written request to the Administrator to sell such shares of Common Stock and to distribute to the participant the net cash proceeds from such sale in lieu of shares. The Company may retain a broker-dealer not affiliated with the Company to effect such sales.

34. If a participant requests a distribution of cash in lieu of certificates for shares, when will the Common Stock be sold?

     If the shares will be sold on the open market, the sale will occur generally within the same period of time that would be required if shares rather than cash were to be distributed. (See Question 25). Delays in selling shares are possible, however, and interest will not be paid to a participant for any such delays and the participant assumes the risk of any price fluctuations. A participant must wait at least two (2) weeks after the purchase of shares under the Plan before selling the recently purchased shares from the Plan.

35. What amount will be distributed to a participant who requests a distribution of cash in lieu of shares?

     A check representing the selling price of the shares, less the brokerage fees and commissions, any withholding required under applicable tax laws and a $15 service fee for the handling of each such request, will be sent to the participant at the end of the settlement period.

36. What happens if a participant sells or transfers all of the shares held in certificate form and registered in the participant's name?

     Shares in the Plan will continue to participate in the Plan and dividends thereon will continue to be reinvested in accordance with the participant's instructions until the shares are withdrawn from the Plan or the participant terminates participation in the Plan.

VOTING OF SHARES IN THE PLAN; TENDER OFFERS

37. How will a participant's shares of Common Stock be voted at meetings of shareholders of the Company?

     Participants will be sent notices of meetings, proxy statements and proxy forms for each shareholders' meeting. Shares registered in a participant's name will be voted directly by the participant. Shares held by the Trustee for a participant will be voted in accordance with the participant's instructions on a proxy form duly signed by the participant. In the absence of such instructions, the Trustee will be deemed instructed to vote shares the same way the participant votes shares registered in the participant's name. In the absence of any such instructions, the Trustee will vote shares in the same proportion as it votes shares as to which it has received instructions from other participants.

38. What arrangements will be made in the event of the commencement of a tender offer for shares of Common Stock held in the Plan?

     The Company or the Trustee will notify each participant of the commencement of the tender offer and will provide a means by which participants may direct the Trustee whether or not to tender the Company's Common Stock credited to their accounts.

STOCK DIVIDENDS AND STOCK SPLITS

39. What happens to participants' accounts if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account.

ADJUSTMENT OF NUMBER AND KIND OF REGISTERED SECURITIES

40. Under what circumstances may the Company adjust the number and/or kind of registered securities?

     The Company may make appropriate and proportionate adjustments to the number or kind of securities registered with the Commission if there is a decrease in the number of outstanding shares of Common Stock, an exchange of such shares or a distribution with respect to such shares as a result of any merger, recapitalization, stock dividend, stock split, reverse stock split or other distribution. Any such adjustment will be subject to federal and state securities laws requirements.

INTERPRETATION, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

41. To what extent may the Plan be modified, suspended or terminated by the Company?

     The Company reserves the right to suspend, modify or terminate, or make additions to, the Plan at any time, and the Treasurer of the Company may interpret the Plan and make additions thereto which are not inconsistent with its provisions. All participants will receive notice of any such suspension, modification, or termination. Upon termination of the Plan by the Company, certificates for whole shares credited to a participant's account under the Plan will be issued and cash payments will be made in the same manner as if each participant had terminated participation in the Plan.

LIMITATION OF LIABILITY

42. What limitations of liability exist under the Plan?

     Neither the Company nor the Administrator nor the Trustee nor any of their respective officers, directors, representatives, employees or agents shall be liable for any damages resulting from any act or omission in connection with the Plan in the absence of bad faith or gross negligence, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death, the price or timing at which shares are purchased for participants' accounts or fluctuations in the market value of shares. However, the foregoing in no way affects a participant's right to bring a cause of action based on alleged violations of federal securities laws.

     PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY, THE ADMINISTRATOR, THE BROKER NOR THE TRUSTEE CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED FOR THEIR ACCOUNT UNDER THE PLAN.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a brief summary, under the Internal Revenue Code of 1986, as amended (the "Code"), of certain applicable federal income tax aspects of participating in the Plan. IN ADDITION, THERE MAY BE FOREIGN, STATE AND LOCAL LAWS APPLICABLE TO PARTICIPATION IN THE PLAN. SINCE INDIVIDUAL TAX SITUATIONS MAY VARY, AND SINCE PROVISIONS OF THE CODE AND OTHER TAX LAWS MAY BE MODIFIED BY SUBSEQUENT AMENDMENTS, PARTICIPANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR ADVICE ON APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THEIR PARTICIPATION IN THE PLAN.

     A participant will be required to include in income for federal income tax purposes Common Stock dividends whether cash is received or such amount is applied to the purchase of shares or to payment of administrative costs of the Plan.

     A participant's tax basis for shares of Common Stock purchased pursuant to the Plan will be equal to the amount of reinvested dividends or optional cash investments used to purchase such shares. A participant's holding period for shares purchased with optional cash investments or Preferred Stock dividends will begin on the date after the shares are purchased. A participant's holding period for shares purchased with Common Stock dividends will begin on the date following the date of distribution of the dividends. In the event shares are purchased on the open market, the holding period for the shares will begin no later than the day after the date such shares are credited to the participant's account.

     A participant will not realize any taxable income upon receipt of certificates for shares credited to the participant's account. Gain or loss will be recognized when the shares of Common Stock from the participant's account are sold pursuant to the terms of the Plan.

     In the case of participants whose dividends are subject to tax withholding, such as United States income tax withholding on foreign shareholders or 31% backup withholding, the amount of such tax withholding is deducted from the dividends and the balance is reinvested. Statements of account for those participants indicate the amount withheld.

                                USE OF PROCEEDS

     It is anticipated that the Common Stock offered hereby will be sold by the Company over a period of approximately two years from the date hereof, but the Company does not know precisely the number of shares that will ultimately be sold under the Plan or the prices at which shares will be sold. The net proceeds from the direct sale by the Company to the Plan of authorized but unissued shares of Common Stock will broaden and strengthen the equity base of the Company and are expected to be used primarily to help finance the capital expenditure and growth programs of its subsidiaries and for working capital and general corporate purposes, including the reduction or deferral of short-term borrowings that might otherwise be required.

                              PLAN OF DISTRIBUTION

     The Company may from time to time inform the general public about the Plan through announcements, newspaper advertisements, circulars, notices and investor fairs. The Company may also from time to time inform those prospective participants with whom the Company has a pre-existing, continuing relationship, such as shareholders, customers and employees of the Company or its subsidiaries, about the Plan by including information with other regular written communications with them, such as billing statements, annual reports and payroll stubs.

                            VALIDITY OF COMMON STOCK

     Counsel for the Company, Goodsill Anderson Quinn & Stifel, Honolulu, Hawaii, has rendered an opinion (filed as an Exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the Common Stock offered hereby, when purchased by the Plan in the manner described in this Prospectus, will be duly and validly issued, fully paid and nonassessable.

                                    EXPERTS

     The consolidated financial statements of HEI and its subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which financial statements have been included in HEI's Form 8-K dated February 23, 2001 and the consolidated financial statements and schedules of HEI and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which financial statements and schedules have been incorporated by reference and included, respectively, in HEI's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

    NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND IN OTHER DOCUMENTS RELATING TO THE PLAN DELIVERED TO ELIGIBLE PARTIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN CONNECTION WITH THIS OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE.

                           -------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Cover Page of Prospectus...................    1
Available Information......................    2
Incorporation of Certain Documents by
  Reference................................    2
The Company................................    4
Description of the Plan....................    4
  Purpose of the Plan......................    4
  Certain Features of the Plan.............    4
  Administration of the Plan...............    5
  Participation in the Plan................    6
  Fees and Charges.........................    7
  Purchases under the Plan.................    7
  Dividend Reinvestment....................    9
  Optional Cash Investments................    9
  Account Records and Reports to
    Participants...........................   10
  Registration of Shares...................   10
  Safekeeping of Shares....................   10
  Termination of Participation in the
    Plan...................................   11
  Withdrawal of Shares from the Plan.......   11
  Sale and Other Transfer of Shares........   12
  Voting of Shares in the Plan; Tender
    Offers.................................   13
  Stock Dividends and Stock Splits.........   13
  Adjustment of Number and Kind of
    Registered Securities..................   13
  Interpretation, Modification, Suspension
    or Termination of the Plan.............   14
  Limitation of Liability..................   14
Federal Income Tax Considerations..........   14
Use of Proceeds............................   15
Plan of Distribution.......................   15
Validity of Common Stock...................   15
Experts....................................   15

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

  (LOGO)
                HAWAIIAN ELECTRIC
                INDUSTRIES, INC.


              DIVIDEND REINVESTMENT
             AND STOCK PURCHASE PLAN


                          , 2001

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND REGISTRATION.*

Securities and Exchange Commission Registration Fee.........  $17,880
Printing expenses...........................................   12,000
Legal fees and expenses.....................................   15,000
Accounting fees and expenses................................    8,000
Blue Sky fees and expenses..................................    5,000
Other.......................................................      120
                                                              -------
  Total.....................................................  $58,000
                                                              =======

-------------------------
* All amounts other than SEC registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in performance of that person's duty to HEI, indemnification may be made under the Restated Articles of Incorporation only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other having jurisdiction. The indemnification provisions in the Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in
Section 415-5 of the Hawaii Revised Statutes.

     At HEI's annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of the Company, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder's derivative action. The agreements provide for indemnification against expenses (including attorneys' fees), judgments, fines and settlement amounts in connection with any action by or in the right of the Company.

     Under a directors' and officers' liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

     The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

      4(a)   Restated Articles of Incorporation of Hawaiian Electric
             Industries, Inc. (previously filed as Exhibit 4(b) to
             Registration Statement on Form S-3, Regis. No. 33-7895)
      4(b)   Articles of Amendment of Hawaiian Electric Industries, Inc.
             filed June 30, 1990 (previously filed as Exhibit 4(b) to
             Registration Statement on Form S-3, Regis. No. 33-40813)
      4(c)   Restated By-Laws of Hawaiian Electric Industries, Inc.
             (previously filed as Exhibit 3(ii) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, File
             No. 1-8503)
     *4(d)   Hawaiian Electric Industries, Inc. Dividend Reinvestment and
             Stock Purchase Plan
      4(e)   Trust Agreement between Hawaiian Electric Industries, Inc.
             and Hawaiian Trust Company, Limited (now known as Pacific
             Century Trust, a division of Bank of Hawaii) dated as of
             October 6, 1989 (previously filed as Exhibit 4(e) to
             Registration Statement on Form S-3, Regis. No. 33-31449).
      4(f)   Escrow Agreement between Hawaiian Electric Industries, Inc.
             and First Hawaiian Bank dated as of November 30, 1995
             (previously filed as Exhibit 4(f) to Registration Statement on Form S-3, Regis. No. 333-44737).
      4(g)   Rights Agreement dated as of October 28, 1997 by and between
             Hawaiian Electric Industries, Inc. and Continental Stock
             Transfer & Trust Company, as Rights Agent (with the form of
             Rights Certificates attached as Exhibit B) (previously filed as Exhibit 1 to Registration Statement on Form 8-A dated
             October 28, 1997, File No. 1-8503).
     *5      Opinion of Goodsill Anderson Quinn & Stifel (including
             consent)
     *8      Opinion of Goodsill Anderson Quinn & Stifel re: tax matters
    *23(a)   Consent of KPMG LLP
    *23(b)   Consent of Goodsill Anderson Quinn & Stifel (included in
             Exhibit 5)
    *24      Power of Attorney

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 28th day of February, 2001.

                                          HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                          By:     /s/ ROBERT F. MOUGEOT
                                            ------------------------------------
                                                     Robert F. Mougeot
                                            Financial Vice President, Treasurer
                                                             and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                    TITLE                     DATE
                    ----------                                    -----                     ----

               /s/ ROBERT F. CLARKE*                   President, Chief Executive     February 28, 2001
---------------------------------------------------  Officer and Director (Principal
                 Robert F. Clarke                          Executive Officer)

              /s/ ROBERT F. MOUGEOT*                    Financial Vice President,     February 28, 2001
---------------------------------------------------   Treasurer and Chief Financial
                 Robert F. Mougeot                    Officer (Principal Financial
                                                                Officer)

               /s/ CURTIS Y. HARADA*                    Controller and Principal      February 28, 2001
---------------------------------------------------        Accounting Officer
                 Curtis Y. Harada

                /s/ DON E. CARROLL*                             Director              February 28, 2001
---------------------------------------------------
                  Don E. Carroll

              /s/ RICHARD HENDERSON*                            Director              February 28, 2001
---------------------------------------------------
                 Richard Henderson

                /s/ VICTOR HAO LI*                              Director              February 28, 2001
---------------------------------------------------
                   Victor Hao Li

                /s/ T. MICHAEL MAY*                             Director              February 28, 2001
---------------------------------------------------
                  T. Michael May

                /s/ BILL D. MILLS*                              Director              February 28, 2001
---------------------------------------------------
                   Bill D. Mills

                    SIGNATURES                                    TITLE                     DATE
                    ----------                                    -----                     ----
               /s/ A. MAURICE MYERS*                            Director              February 28, 2001
---------------------------------------------------
                 A. Maurice Myers

               /s/ DIANE J. PLOTTS*                             Director              February 28, 2001
---------------------------------------------------
                  Diane J. Plotts

                /s/ JAMES K. SCOTT*                             Director              February 28, 2001
---------------------------------------------------
                  James K. Scott

              /s/ OSWALD K. STENDER*                            Director              February 28, 2001
---------------------------------------------------
                 Oswald K. Stender

               /s/ KEVIN H. TAKETA*                             Director              February 28, 2001
---------------------------------------------------
                  Kevin H. Taketa

             /s/ JEFFREY N. WATANABE*                           Director              February 28, 2001
---------------------------------------------------
                Jeffrey N. Watanabe

            *By: /s/ ROBERT F. MOUGEOT
   ---------------------------------------------
                 Robert F. Mougeot
 For himself and as Attorney-In-Fact for the above
         mentioned officers and directors

                                 EXHIBIT INDEX

     The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
    4(a)     Restated Articles of Incorporation of Hawaiian Electric
             Industries, Inc. (previously filed as Exhibit 4(b) to
             Registration Statement on Form S-3, Regis. No. 33-7895)
    4(b)     Articles of Amendment of Hawaiian Electric Industries, Inc.
             filed June 30, 1990 (previously filed as Exhibit 4(b) to
             Registration Statement on Form S-3, Regis. No. 33-40813)
    4(c)     Restated By-Laws of Hawaiian Electric Industries, Inc.
             (previously filed as Exhibit 3(ii) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, File
             No. 1-8503)
   *4(d)     Hawaiian Electric Industries, Inc. Dividend Reinvestment and
             Stock Purchase Plan
    4(e)     Trust Agreement between Hawaiian Electric Industries, Inc.
             and Hawaiian Trust Company, Limited (now known as Pacific
             Century Trust, a division of Bank of Hawaii) dated as of
             October 6, 1989 (previously filed as Exhibit 4(e) to
             Registration Statement on Form S-3, Regis. No. 33-31449)
    4(f)     Escrow Agreement between Hawaiian Electric Industries, Inc.
             and First Hawaiian Bank dated as of November 30, 1995
             (previously filed as Exhibit 4(f) to Registration Statement on Form S-3, Regis. No. 333-44737).
    4(g)     Rights Agreement dated as of October 28, 1997 by and between
             Hawaiian Electric Industries, Inc. and Continental Stock
             Transfer & Trust Company, as Rights Agent (with the form of
             Rights Certificates attached as Exhibit B) (previously filed as Exhibit 1 to Registration Statement on Form 8-A dated
             October 28, 1997, File No. 1-8503).
   *5        Opinion of Goodsill Anderson Quinn & Stifel (including
             consent)
   *8        Opinion of Goodsill Anderson Quinn & Stifel re: tax matters
  *23(a)     Consent of KPMG LLP
  *23(b)     Consent of Goodsill Anderson Quinn & Stifel (included in
             Exhibit 5)
  *24        Power of Attorney